UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 30, 2017

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 30, 2017, the parties thereto agreed to terminate the Shareholders’ Agreement of Kirin-Amgen Inc. (“Kirin-Amgen”) (a 50-50 joint venture between Amgen Inc. (“the Company”) and Kirin Holdings Company, Limited (“Kirin Holdings”)), dated May 11, 1984, by and among the Company, Kirin Brewery Company, Limited (“Kirin Brewery”) and Kirin-Amgen (as amended to date,1 the “Shareholders’ Agreement”), in connection with the redemption by Kirin-Amgen of all shares of Kirin-Amgen held by Kirin Holdings (the “Redemption”). In consideration of the Redemption, Kirin-Amgen will pay $780 million to Kirin Holdings and the Company will pay Kirin Holdings other consideration upon the occurrence of certain sales (valued by Amgen at approximately $30 million). As a result of the Redemption, the Company will become the sole shareholder of Kirin-Amgen and the Shareholders’ Agreement that governs the operation of Kirin-Amgen is no longer necessary.

The Redemption will be effected upon the fulfillment or waiver of all conditions to closing contained in the Redemption Agreement by and among Kirin-Amgen, Kirin Holdings and Amgen, dated as of October 30, 2017, including the receipt of all necessary approvals from governmental authorities. The Redemption is expected to close during either the fourth quarter of 2017 or the first quarter of 2018.

[1]	The Shareholders’ Agreement dated May 11, 1984, has been amended by Amendment No. 1, dated March 19, 1985, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 2, dated July 29, 1985, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 3, dated December 19, 1985, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 4, dated October 16, 1986, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 5, dated December 6, 1986, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 6, dated June 1, 1987, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 7, dated July 17, 1987, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 8, dated May 28, 1993, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 9, dated December 9, 1994, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 10, dated March 1, 1996, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 11, dated March 20, 2000, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 12, dated January 31, 2001, by and among the Company, Kirin Brewery and Kirin-Amgen; Amendment No. 13, dated June 28, 2007, by and among the Company, Kirin Holdings Company, Limited (formerly known as Kirin Brewery), Kirin Pharma Company, Limited and Kirin-Amgen; and Amendment No. 14, dated March 26, 2014, by and among the Company, Kirin Holdings, Kyowa Hakko Kirin Co., Limited (successor in interest to Kirin Pharma Company, Limited) and Kirin-Amgen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 30, 2017	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President,
General Counsel and Secretary